Provident Financial Services, Inc. Announces Fourth Quarter and Full Year Earnings,
Declares Increased Quarterly Cash Dividend
and Sets Annual Meeting Date

ISELIN, NJ, January 27, 2017 - Provident Financial Services, Inc. (NYSE:PFS) (the “Company”) reported net income of $22.6 million, or $0.35 per basic and diluted share for the quarter ended December 31, 2016, compared to net income of $21.5 million, or $0.34 per basic and diluted share for the quarter ended December 31, 2015. For the year ended December 31, 2016, the Company reported net income of $87.8 million, or $1.38 per basic and diluted share, compared to net income of $83.7 million, or $1.33 per basic and diluted share for the same period last year.
Earnings for the quarter and year ended December 31, 2016 were favorably impacted by year-over-year growth in average loans outstanding and growth in both average non-interest bearing and interest bearing core deposits. These factors helped offset the unfavorable impact of year-over-year compression in the net interest margin.
Earnings for the year ended December 31, 2015, were impacted by $413,000 of non-recurring transaction costs associated with the April 1, 2015 acquisition by Beacon Trust Company of The MDE Group and the equity interests of Acertus Capital Management, LLC (collectively “MDE”).
Chairman, President and Chief Executive Officer Christopher Martin commented: “We are pleased to report record revenue and net interest income for the fourth quarter of 2016, aided by solid growth in loans and core deposits. Asset quality remained stable, while net charge-offs were nominal, and expenses remained well managed.”  Martin added, “We believe that continued execution of our strategy, a steepened yield curve and the potential for a more pro-business fiscal and regulatory environment will provide added momentum for earnings growth in 2017.”
Declaration of Quarterly Dividend
The Company’s Board of Directors declared a quarterly cash dividend of $0.19 per common share payable on February 28, 2017, to stockholders of record as of the close of business on February 15, 2017. The dividend is an increase of 5.6% from the prior quarter's regular cash dividend of $0.18 per common share.
Annual Meeting Date Set
The Annual Meeting of Stockholders will be held on April 27, 2017 at the DoubleTree by Hilton Newark Airport Hotel, Newark, New Jersey at 10:00 a.m. The date of March 1, 2017 was established as the record date for the determination of stockholders entitled to vote at the Annual Meeting.
Balance Sheet Summary
Total assets increased $588.8 million, or 6.6% to $9.50 billion at December 31, 2016, from $8.91 billion at December 31, 2015, primarily due to a $465.8 million increase in total loans and an $87.9 million increase in total investments.
The Company’s loan portfolio increased $465.8 million, or 7.1%, to $7.00 billion at December 31, 2016, from $6.54 billion at December 31, 2015. Loan originations totaled $3.09 billion and loan purchases totaled $28.6 million for the year ended December 31, 2016. The loan portfolio had net increases of $262.6 million in commercial mortgage loans, $196.6 million in commercial loans and $168.1 million in multi-family mortgage loans, partially offset by a $66.8 million decrease in construction loans, a $49.4 million decrease in consumer loans and a $42.9 million decrease in residential mortgage loans. Commercial real estate, commercial and construction loans represented 75.3% of the loan portfolio at December 31, 2016, compared to 72.1% at December 31, 2015.
At December 31, 2016, the Company’s unfunded loan commitments totaled $1.83 billion, including $1.08 billion in commercial loan commitments, $348.4 million in construction loan commitments and $96.1 million in commercial mortgage commitments. Unfunded loan commitments at September 30, 2016 and December 31, 2015 were $1.38 billion and $1.15 billion, respectively.

Total investments increased $87.9 million, or 5.8%, to $1.60 billion at December 31, 2016, from $1.52 billion at December 31, 2015, largely due to purchases of mortgage-backed and municipal securities, partially offset by principal repayments on mortgage-backed securities, maturities and calls of municipal and agency bonds and sales of certain mortgage-backed securities.
Total deposits increased $629.6 million, or 10.6%, during the year ended December 31, 2016 to $6.55 billion. Total core deposits, which consist of savings and demand deposit accounts, increased $718.2 million, or 13.9%, to $5.90 billion at December 31, 2016, while time deposits decreased $88.5 million to $651.2 million at December 31, 2016. The increase in core deposits for the year ended December 31, 2016 was largely attributable to a $330.4 million increase in interest bearing demand deposits, a $159.8 million increase in non-interest bearing demand deposits, a $114.4 million increase in money market deposits and a $113.5 million increase in savings deposits. Core deposits represented 90.1% of total deposits at December 31, 2016, compared to 87.5% at December 31, 2015.
Borrowed funds decreased $94.9 million, or 5.6% during the year ended December 31, 2016, to $1.61 billion, as wholesale funding was replaced by net inflows of deposits for the period. Borrowed funds represented 17.0% of total assets at December 31, 2016, a decrease from 19.2% at December 31, 2015.
Stockholders’ equity increased $55.7 million, or 4.7% during the year ended December 31, 2016, to $1.25 billion, due to net income earned during the period, partially offset by dividends paid to stockholders and a decrease in unrealized gains on securities available for sale. Common stock repurchases for the year ended December 31, 2016, which were made in connection with withholding to cover income taxes on stock-based compensation, totaled 149,688 shares at an average cost of $18.58 per share. At December 31, 2016, 3.2 million shares remained eligible for repurchase under the current authorization. At December 31, 2016, book value per share and tangible book value per share(1) were $18.94 and $12.54, respectively, compared with $18.26 and $11.75, respectively, at December 31, 2015.
Results of Operations
Net Interest Income and Net Interest Margin
For the quarter ended December 31, 2016, net interest income increased $2.9 million to $66.6 million, from $63.7 million for the same period in 2015. Net interest income for the year ended December 31, 2016 increased $8.7 million, to $258.6 million, from $249.9 million for the same period in 2015. The improvement in net interest income was due to growth in average loans outstanding resulting from organic originations, and increases in both average interest bearing core deposits and average non-interest bearing demand deposits, partially offset by period-over-period compression in the net interest margin. The growth in average core deposits mitigated the Company's need to utilize higher-cost borrowings to fund loan growth.
The Company’s net interest margin for the quarter ended December 31, 2016 increased two basis points to 3.07%, compared with 3.05% for the trailing quarter ended September 30, 2016. The weighted average yield on interest-earning assets increased one basis point to 3.58% for the quarter ended December 31, 2016, compared with 3.57% for the trailing quarter. The yield on assets and the net interest margin for the quarter ended December 31, 2016 were favorably impacted by the accelerated accretion of purchased credit impaired ("PCI") loans. The weighted average cost of interest-bearing liabilities for the quarter ended December 31, 2016 decreased one basis point to 0.64%, compared to 0.65% for the trailing quarter. The average cost of interest-bearing deposits for the quarter ended December 31, 2016 was 0.34%, unchanged from the trailing quarter. The average cost of borrowed funds for the quarter ended December 31, 2016 was 1.67%, compared with 1.70% for the quarter ended September 30, 2016.
The net interest margin decreased 10 basis points to 3.07% for the quarter ended December 31, 2016, compared with 3.17% for the quarter ended December 31, 2015. The weighted average yield on interest-earning assets decreased 12 basis points to 3.58% for the quarter ended December 31, 2016, compared with 3.70% for the quarter ended December 31, 2015, while the weighted average cost of interest-bearing liabilities decreased two basis points to 0.64% for the quarter ended December 31, 2016, compared with 0.66% for the fourth quarter of 2015. The average cost of interest-bearing deposits for the quarter ended December 31, 2016 was 0.34%, compared with 0.31% for the same period last year. Average non-interest bearing demand deposits totaled $1.32 billion for the quarter ended December 31, 2016, compared with $1.17 billion for the quarter ended December 31, 2015. The average cost of borrowed funds for the quarter ended December 31, 2016 was 1.67%, compared with 1.65% for the same period last year.
For the year ended December 31, 2016, the net interest margin decreased nine basis points to 3.11%, compared with 3.20% for the year ended December 31, 2015. The weighted average yield on interest-earning assets decreased nine basis points to 3.64% for the year ended December 31, 2016, compared with 3.73% for the year ended December 31, 2015, while the weighted average cost of interest-bearing liabilities remained unchanged at 0.66% for the year ended December 31, 2016, compared with the same period in 2015. The average cost of interest-bearing deposits for the year ended December 31, 2016 was 0.33%, compared with 0.31% for the same period last year. Average non-interest bearing demand deposits totaled $1.24 billion for the year ended December 31, 2016, compared with $1.12 billion for the year ended December 31, 2015. The average cost of borrowings for the year ended December 31, 2016 was 1.70%, compared with 1.71% for the same period last year.
Non-Interest Income
Non-interest income totaled $14.5 million for the quarter ended December 31, 2016, a decrease of $1.4 million, or 8.7%, compared to the quarter ended December 31, 2015. Other income decreased $1.3 million for the quarter ended December 31, 2016, compared to the same period in 2015, primarily due to decreases in net gains recognized on the sale of foreclosed real estate and net gains recognized on loan sales. Also contributing to the decrease in non-interest income, fee income decreased $79,000 to $6.7 million for the quarter ended December 31, 2016, from $6.8 million for the quarter ended December 31, 2015, primarily due to a $348,000 decrease in prepayment fees on commercial loans, partially offset by increases in loan and deposit related fee income of $173,000 and $110,000, respectively.
For the year ended December 31, 2016, non-interest income totaled $55.4 million, an increase of $171,000, compared to the same period in 2015. Wealth management income increased $718,000 to $17.6 million for the year ended December 31, 2016, largely due to fees from assets under management acquired in the MDE acquisition, which closed April 1, 2015. This increase in wealth management income was offset in part by a reduction in income associated with the licensing of indices to exchange traded fund ("ETF") providers, along with a shift in the mix of assets under management which negatively impacted fees earned. Also contributing to the increase in non-interest income, other income increased $152,000 for the year ended December 31, 2016, compared with the same period in 2015, primarily due to a $1.2 million increase in net gains recognized on loan sales and a $335,000 gain recognized on the sale of deposits resulting from a strategic branch divestiture, largely offset by a $1.4 million decrease in net fees on loan-level interest rate swap transactions. Partially offsetting these increases in non-interest income, net gains on securities transactions and fee income decreased $590,000 and $235,000, respectively, for the year ended December 31, 2016, compared to the same period in 2015. The decrease in fee income was largely due to a $1.4 million decrease in prepayment fees on commercial loans, partially offset by increases of $708,000 and $529,000 in deposit fees and loan related fee income, respectively.
Non-Interest Expense
For the quarter ended December 31, 2016, non-interest expense decreased $267,000, to $47.2 million compared to the quarter ended December 31, 2015. Other operating expenses decreased $1.0 million to $7.0 million for the three months ended December 31, 2016, compared to $8.0 million for the same period in 2015. This decrease was primarily due to valuation adjustments on foreclosed real estate recognized in the prior year quarter, a decrease in business development expense and a decrease in loan collection expense, partially offset by an increase in legal fees. Advertising and promotion expenses decreased $367,000 to $1.1 million for the three months ended December 31, 2016, compared to the same period in 2015, largely due to the Company's shift from higher-costing traditional print advertising to digital media, along with the timing of the Company's advertising programs. Amortization of intangibles decreased $240,000 for the three months ended December 31, 2016, compared with the same period in 2015, as a result of scheduled reductions in amortization. Additionally, FDIC insurance expense decreased $118,000 to $1.2 million for three months ended December 31, 2016, compared to $1.3 million for the same period in 2015. This decrease was primarily due to the FDIC's reduction of assessment rates for depository institutions with less than $10.0 billion in assets, which became effective in the quarter ended September 30, 2016. Partially offsetting these decreases in non-interest expense, compensation and benefits expense increased $1.4 million to

$27.6 million for the three months ended December 31, 2016, compared to $26.3 million for the three months ended December 31, 2015. This increase was principally due to additional salary expense related to annual merit increases, an increase in the accrual for annual incentive compensation and an increase in stock-based compensation. In addition, data processing expense increased $110,000 to $3.4 million for the three months ended December 31, 2016, compared to $3.3 million for the same period in 2015, principally due to an increase in core processing costs and telecommunication expense.
The Company’s annualized non-interest expense as a percentage of average assets (1) was 1.99% for the quarter ended December 31, 2016, compared with 2.13% for the same period in 2015. The efficiency ratio (core non-interest expense divided by the sum of net interest income and core non-interest income) (1) was 58.14% for the quarter ended December 31, 2016, compared with 59.57% for the same period in 2015.
Non-interest expense for the year ended December 31, 2016 was $183.8 million, an increase of $3.2 million from the year ended December 31, 2015. Compensation and benefits expense increased $6.5 million to $106.1 million for the year ended December 31, 2016, compared to $99.7 million for the year ended December 31, 2015. This increase was primarily due to additional salary expense associated with annual merit increases, an increase in the accrual for annual incentive compensation, increased salary expense associated with new employees from MDE, and an increase in employee medical and retirement benefit costs. Data processing costs increased $530,000 to $13.2 million for the year ended December 31, 2016, compared with the same period in 2015, principally due to increased software maintenance and core processing costs. Partially offsetting these increases in non-interest expense, net occupancy costs decreased $1.2 million, to $24.9 million for the year ended December 31, 2016, compared to the same period in 2015, principally due to a decrease in seasonal expenses resulting from a milder winter, combined with decreases in facilities and equipment maintenance expenses. Other operating expenses decreased $1.2 million to $27.6 million for the year ended December 31, 2016, compared to $28.8 million for the same period in 2015, largely due to $413,000 of non-recurring professional services costs associated with the MDE transaction for the year ended December 31, 2015, combined with decreases in printing expense, business development costs and decreases in foreclosed real estate and non-performing asset-related expenses. The amortization of intangibles decreased $675,000 for the year ended December 31, 2016, compared with the same period in 2015, as a result of scheduled reductions in amortization. Additionally, advertising and promotion expenses decreased $541,000 to $3.7 million for the year ended December 31, 2016, compared to $4.2 million for the same period in 2015, largely due to the Company's shift from higher-costing traditional print advertising to digital media.
Asset Quality
The Company’s total non-performing loans at December 31, 2016 were $42.4 million, or 0.61% of total loans, compared with $40.0 million, or 0.58% of total loans at September 30, 2016, and $44.5 million, or 0.68% of total loans at December 31, 2015. The $2.4 million increase in non-performing loans at December 31, 2016, compared with the trailing quarter, was due to a $1.8 million increase in non-performing commercial mortgage loans, a $704,000 increase in non-performing residential loans, a $351,000 increase in non-performing commercial loans, and a $251,000 increase in non-performing consumer loans, partially offset by a $560,000 decrease in non-performing multi-family loans and a $175,000 decrease in non-performing construction loans. At December 31, 2016, impaired loans totaled $52.0 million with related specific reserves of $2.3 million, compared with impaired loans totaling $44.4 million with related specific reserves of $2.1 million at September 30, 2016. At December 31, 2015, impaired loans totaled $50.9 million with related specific reserves of $2.3 million.
At December 31, 2016, the Company’s allowance for loan losses was 0.88% of total loans, compared to 0.89% at September 30, 2016, and 0.94% of total loans at December 31, 2015. The decline in the loan coverage ratio from December 31, 2015 resulted from an overall improvement in asset quality. The allowance for loan losses increased $459,000 to $61.9 million at December 31, 2016, from $61.4 million at December 31, 2015. The increase in the allowance for loan losses was largely a function of the year-over- year growth in the loan portfolio. The Company recorded provisions for loan losses of $1.2 million and $5.4 million for the quarter and year ended December 31, 2016, respectively, compared with provisions of $1.3 million and $4.4 million for the quarter and year ended December 31, 2015, respectively. For the quarter and year ended December 31, 2016, the Company had net charge-offs of $405,000 and $4.9 million, respectively, compared with net charge-offs of $290,000 and $4.7 million, respectively, for the same periods in 2015.

At December 31, 2016, the Company held $8.0 million of foreclosed assets, compared with $10.5 million at December 31, 2015. During the year ended December 31, 2016, there were 25 additions to foreclosed assets with a carrying value of $3.6 million and 31 properties sold with a carrying value of $5.4 million. Foreclosed assets at December 31, 2016 consisted of $4.1 million of residential real estate and $3.9 million of commercial real estate. Total non-performing assets at December 31, 2016 declined $4.7 million, or 8.5%, to $50.4 million, or 0.53% of total assets, from $55.1 million, or 0.62% of total assets at December 31, 2015.
Income Tax Expense
For the quarter and year ended December 31, 2016, the Company’s income tax expense was $10.2 million and $37.0 million, respectively, compared with $9.4 million and $36.4 million, for the quarter and year ended December 31, 2015, respectively. The Company’s effective tax rates were 31.1% and 29.6% for the quarter and year ended December 31, 2016, respectively, compared with 30.4% and 30.3% for the quarter and year ended December 31, 2015, respectively. In the third quarter of 2016, the Company adopted Accounting Standards Update ("ASU”) No. 2016-09, "Compensation - Stock Compensation (Topic 718)." The adoption of this ASU resulted in a $158,000 decrease in income tax expense.
About the Company
Provident Financial Services, Inc. is the holding company for Provident Bank, a community-oriented bank offering "commitment you can count on" since 1839. Provident Bank provides a comprehensive array of financial products and services through its network of branches throughout northern and central New Jersey, as well as Bucks, Lehigh and Northampton counties in Pennsylvania. The Bank also provides fiduciary and wealth management services through its wholly owned subsidiary, Beacon Trust Company.
Post Earnings Conference Call
Representatives of the Company will hold a conference call for investors at 10:00 a.m. Eastern Time on Friday, January 27, 2017 regarding highlights of the Company’s financial results for the quarter and year ended December 31, 2016. The call may be accessed by dialing 1-888-336-7149 (Domestic), 1-412-902-4175 (International) or 1-855-669-9657 (Canada). Internet access to the call is also available (listen only) at www.provident.bank by going to Investor Relations and clicking on Webcast.
Forward Looking Statements
Certain statements contained herein are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those set forth in Item 1A of the Company's Annual Report on Form 10-K, as supplemented by its quarterly reports on Form 10-Q, and those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.
The Company cautions readers not to place undue reliance on any such forward-looking statements which speak only as of the date made. The Company advises readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not have any obligation to update any forward-looking statements to reflect events or circumstances after the date of this statement.

Footnotes
(1) Tangible book value per share, return on average tangible equity, annualized core non-interest expense as a percentage of average assets and the core efficiency ratio are non-GAAP financial measures. Please refer to the Notes following the Consolidated Financial Highlights which contain the reconciliation of GAAP to non-GAAP financial measures and the associated calculations.

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Consolidated Statements of Financial Condition
December 31, 2016 (Unaudited) and December 31, 2015
(Dollars in Thousands)

Assets	December 31, 2016	December 31, 2015
Cash and due from banks	$92,508	$100,899
Short-term investments	51,789	1,327
Total cash and cash equivalents	144,297	102,226
Securities available for sale, at fair value	1,040,386	964,534
Investment securities held to maturity (fair value of $489,287 at December 31, 2016 (unaudited) and $488,331 at December 31, 2015)	488,183	473,684
Federal Home Loan Bank Stock	75,726	78,181
Loans	7,003,486	6,537,674
Less allowance for loan losses	61,883	61,424
Net loans	6,941,603	6,476,250
Foreclosed assets, net	7,991	10,546
Banking premises and equipment, net	84,092	88,987
Accrued interest receivable	27,082	25,766
Intangible assets	422,937	426,277
Bank-owned life insurance	188,527	183,057
Other assets	79,641	82,149
Total assets	$9,500,465	$8,911,657
Liabilities and Stockholders' Equity
Deposits:
Demand deposits	$4,803,426	$4,198,788
Savings deposits	1,099,020	985,478
Certificates of deposit of $100,000 or more	290,295	324,215
Other time deposits	360,888	415,506
Total deposits	6,553,629	5,923,987
Mortgage escrow deposits	24,452	23,345
Borrowed funds	1,612,745	1,707,632
Other liabilities	57,858	60,628
Total liabilities	8,248,684	7,715,592
Stockholders' equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none issued	—	—
Common stock, $0.01 par value, 200,000,000 shares authorized, 83,209,293 shares issued and 66,082,283 outstanding at December 31, 2016, and 65,489,354 outstanding at December 31, 2015	832	832
Additional paid-in capital	1,005,777	1,000,810
Retained earnings	550,768	507,713
Accumulated other comprehensive loss	(3,397)	(2,546)
Treasury stock	(264,221)	(269,014)
Unallocated common stock held by the Employee Stock Ownership Plan	(37,978)	(41,730)
Common Stock acquired by the Directors' Deferred Fee Plan	(5,846)	(6,517)
Deferred Compensation - Directors' Deferred Fee Plan	5,846	6,517
Total stockholders' equity	1,251,781	1,196,065
Total liabilities and stockholders' equity	$9,500,465	$8,911,657

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Consolidated Statements of Income
Three Months (Unaudited) and Year Ended December 31, 2016 (Unaudited) and 2015
(Dollars in Thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Interest income:
Real estate secured loans	$46,457	$45,290	$180,868	$176,714
Commercial loans	16,603	14,472	63,022	55,347
Consumer loans	5,171	5,536	21,829	22,770
Securities available for sale and Federal Home Loan Bank stock	5,817	5,690	22,890	23,398
Investment securities held to maturity	3,198	3,344	13,208	13,494
Deposits, Federal funds sold and other short-term investments	245	17	498	58
Total interest income	77,491	74,349	302,315	291,781

Interest expense:
Deposits	4,551	3,670	16,947	14,521
Borrowed funds	6,323	6,948	26,801	27,380
Total interest expense	10,874	10,618	43,748	41,901
Net interest income	66,617	63,731	258,567	249,880
Provision for loan losses	1,200	1,250	5,400	4,350
Net interest income after provision for loan losses	65,417	62,481	253,167	245,530

Non-interest income:
Fees	6,738	6,817	26,047	26,282
Bank-owned life insurance	1,387	1,432	5,471	5,345
Wealth management income	4,472	4,433	17,556	16,838
Net gain on securities transactions	10	4	64	654
Other income	1,878	3,181	6,255	6,103
Total non-interest income	14,485	15,867	55,393	55,222

Non-interest expense:
Compensation and employee benefits	27,645	26,290	106,141	99,689
Net occupancy expense	6,123	6,097	24,853	26,032
Data processing expense	3,383	3,273	13,228	12,698
FDIC Insurance	1,155	1,273	4,887	5,036
Amortization of intangibles	763	1003	3,391	4,066
Advertising and promotion expense	1,119	1,486	3,685	4,226
Other operating expenses	6,964	7,997	27,593	28,842
Total non-interest expense	47,152	47,419	183,778	180,589
Income before income tax expense	32,750	30,929	124,782	120,163
Income tax expense	10,182	9,414	36,980	36,441
Net income	$22,568	$21,515	$87,802	$83,722

Basic earnings per share	$0.35	$0.34	$1.38	$1.33
Average basic shares outstanding	63,937,151	63,174,378	63,643,622	62,945,669

Diluted earnings per share	$0.35	$0.34	$1.38	$1.33
Average diluted shares outstanding	64,222,633	63,368,641	63,851,986	63,114,718

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Consolidated Financial Highlights
(Dollars in Thousands, except share data) (Unaudited)

	At or for the		At or for the
	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
STATEMENTS OF INCOME:
Net interest income	$66,617	$63,731	$258,567	$249,880
Provision for loan losses	1,200	1,250	5,400	4,350
Non-interest income	14,485	15,867	55,393	55,222
Non-interest expense	47,152	47,419	183,778	180,589
Income before income tax expense	32,750	30,929	124,782	120,163
Net income	22,568	21,515	87,802	83,722
Diluted earnings per share	$0.35	$0.34	$1.38	$1.33
Interest rate spread	2.94%	3.04%	2.98%	3.07%
Net interest margin	3.07%	3.17%	3.11%	3.20%

PROFITABILITY:
Annualized return on average assets	0.95%	0.96%	0.95%	0.96%
Annualized return on average equity	7.16%	7.14%	7.12%	7.12%
Annualized return on average tangible equity (2)	10.82%	11.14%	10.86%	11.13%
Annualized core non-interest expense to average assets (3)	1.99%	2.13%	1.99%	2.07%
Efficiency ratio (4)	58.14%	59.57%	58.54%	59.05%

ASSET QUALITY:
Non-accrual loans			$42,401	$44,371
90+ and still accruing			—	165
Non-performing loans			42,401	44,536
Foreclosed assets			7,991	10,546
Non-performing assets			50,392	55,082
Non-performing loans to total loans			0.61%	0.68%
Non-performing assets to total assets			0.53%	0.62%
Allowance for loan losses			$61,883	$61,424
Allowance for loan losses to total non-performing loans			145.95%	137.92%
Allowance for loan losses to total loans			0.88%	0.94%

AVERAGE BALANCE SHEET DATA:
Assets	$9,449,483	$8,846,307	$9,212,553	$8,692,000
Loans, net	6,853,878	6,396,713	6,669,778	6,215,347
Earning assets	8,549,966	7,949,091	8,306,221	7,815,277
Core deposits	5,939,340	5,140,062	5,595,554	5,057,209
Borrowings	1,509,654	1,674,876	1,577,307	1,603,974
Interest-bearing liabilities	6,789,480	6,405,187	6,655,439	6,328,053
Stockholders' equity	1,253,202	1,194,783	1,232,846	1,175,599
Average yield on interest-earning assets	3.58%	3.70%	3.64%	3.74%
Average cost of interest-bearing liabilities	0.64%	0.66%	0.66%	0.66%

LOAN DATA:
Mortgage loans:
Residential			$1,212,255	$1,255,159
Commercial			1,978,700	1,716,117
Multi-family			1,402,169	1,234,066
Construction			264,814	331,649
Total mortgage loans			4,857,938	4,536,991
Commercial loans			1,630,887	1,434,291
Consumer loans			516,755	566,175
Total gross loans			7,005,580	6,537,457
Premium on purchased loans			4,968	5,740
Unearned discounts			(38)	(41)
Net deferred			(7,024)	(5,482)
Total loans			$7,003,486	$6,537,674

Notes - Reconciliation of GAAP to Non-GAAP Financial Measures - (Dollars in Thousands, except share data)

(1) Book and Tangible Book Value per Share
			At December 31,
			2016	2015
Total stockholders' equity			$1,251,781	$1,196,065
Less: total intangible assets			422,937	426,277
Total tangible stockholders' equity			$828,844	$769,788

Shares outstanding			66,082,283	65,489,354

Book value per share (total stockholders' equity/shares outstanding)			$18.94	$18.26
Tangible book value per share (total tangible stockholders' equity/shares outstanding)			$12.54	$11.75

(2) Annualized Return on Average Tangible Equity
	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Total average stockholders' equity	$1,253,202	$1,194,783	$1,232,846	$1,175,599
Less: total average intangible assets	423,413	428,635	424,595	423,237
Total average tangible stockholders' equity	$829,789	$766,148	$808,251	$752,362

Net income	$22,568	$21,515	$87,802	$83,722
Annualized return on average tangible equity (net income/total average stockholders' equity)	10.82%	11.14%	10.86%	11.13%

(3) Annualized Non-Interest Expense/Average Assets Calculation
	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Total non-interest expense	$47,152	$47,419	$183,778	$180,589
Less: non-recurring MDE acquisition expense	0	0	0	413
Core non-interest expense	$47,152	$47,419	$183,778	$180,176

Average assets	9,449,483	8,846,307	9,212,553	8,692,000

Annualized non-interest expense/average assets	1.99%	2.13%	1.99%	2.08%
Annualized core non-interest expense/average assets	1.99%	2.13%	1.99%	2.07%

(4) Efficiency Ratio Calculation
	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Net interest income	$66,617	$63,731	$258,567	$249,880
Non-interest income	14,485	15,867	55,393	55,222
Total income	$81,102	$79,598	$313,960	$305,102

Non-interest expense	47,152	47,419	183,778	180,589
Less: non-recurring MDE acquisition expense	—	—	—	413
Core non-interest expense	$47,152	$47,419	$183,778	$180,176

Efficiency ratio (non-interest expense/total income)	58.14%	59.57%	58.54%	59.19%
Core efficiency ratio (core non-interest expense/total income)	58.14%	59.57%	58.54%	59.05%

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Net Interest Margin Analysis
Quarterly Average Balances

	December 31, 2016			September 30, 2016
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Interest-Earning Assets:
Deposits	$50,889	$64	0.47%	$109,260	$136	0.48%
Federal funds sold and other short-term investments	46,937	181	1.55%	1,834	2	0.44%
Investment securities (1)	482,885	3,198	2.65%	482,020	3,349	2.78%
Securities available for sale	1,044,967	4,913	1.88%	1,024,821	4,717	1.84%
Federal Home Loan Bank stock	70,410	904	5.09%	72,119	859	4.73%
Net loans: (2)
Total mortgage loans	4,791,726	46,457	3.83%	4,711,610	45,262	3.80%
Total commercial loans	1,534,312	16,603	4.26%	1,475,262	16,093	4.29%
Total consumer loans	527,840	5,171	3.90%	543,982	5,627	4.12%
Total net loans	6,853,878	68,231	3.93%	6,730,854	66,982	3.93%
Total Interest Earning Assets	$8,549,966	$77,491	3.58%	$8,420,908	$76,045	3.57%

Non-Interest Earning Assets:
Cash and due from banks	95,298			99,185
Other assets	804,219			808,853
Total Assets	$9,449,483			$9,328,946

Interest-Bearing Liabilities:
Demand deposits	$3,526,243	$2,822	0.32%	$3,419,978	$2,691	0.31%
Savings deposits	1,088,102	525	0.19%	1,074,963	508	0.19%
Time deposits	665,481	1,204	0.72%	703,029	1,242	0.70%
Total Deposits	5,279,826	4,551	0.34%	5,197,970	4,441	0.34%

Borrowed funds	1,509,654	6,323	1.67%	1,550,148	6,633	1.70%
Total Interest Bearing Liabilities	6,789,480	10,874	0.64%	6,748,118	11,074	0.65%

Non-Interest Bearing Liabilities:
Non-interest bearing deposits	1,324,995			1,251,116
Other non-interest bearing liabilities	81,806			87,002
Total Non-interest Bearing Liabilities	1,406,801			1,338,118
Total Liabilities	8,196,281			8,086,236
Stockholders' equity	1,253,202			1,242,710
Total Liabilities and Stockholders' Equity	$9,449,483			$9,328,946

Net interest income		$66,617			$64,971

Net interest rate spread			2.94%			2.92%
Net interest-earning assets	$1,760,486			$1,672,790

Net interest margin (3)			3.07%			3.05%
Ratio of interest-earning assets to
total interest-bearing liabilities	1.26x			1.25x

(1) Average outstanding balance amounts shown are amortized cost.
(2) Average outstanding balances are net of the allowance for loan losses, deferred loan fees and expenses, loan premiums and discounts and include non-accrual loans.
(3) Annualized net interest income divided by average interest-earning assets.

The following table summarizes the quarterly net interest margin for the previous five quarters.

	12/31/16	9/30/16	6/30/16	03/31/16	12/31/15
	4th Qtr.	3rd Qtr.	2nd Qtr.	1st Qtr.	4th Qtr.
Interest-Earning Assets:
Securities	2.18%	2.14%	2.27%	2.36%	2.33%
Net loans	3.93%	3.93%	3.97%	3.97%	4.03%
Total interest-earning assets	3.58%	3.57%	3.64%	3.66%	3.70%

Interest-Bearing Liabilities:
Total deposits	0.34%	0.34%	0.33%	0.32%	0.31%
Total borrowings	1.67%	1.70%	1.72%	1.71%	1.65%
Total interest-bearing liabilities	0.64%	0.65%	0.66%	0.68%	0.66%

Interest rate spread	2.94%	2.92%	2.98%	2.98%	3.04%
Net interest margin	3.07%	3.05%	3.11%	3.11%	3.17%

Ratio of interest-earning assets to interest-bearing liabilities	1.26x	1.25x	1.24x	1.24x	1.24x

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Net Interest Margin Analysis
Average Year to Date Balances
(Unaudited) (Dollars in Thousands)

	December 31, 2016			December 31, 2015
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Interest-Earning Assets:
Deposits	$62,704	$314	0.50%	$22,663	$57	0.25%
Federal funds sold and other short term investments	13,010	184	1.42%	1,431	1	0.04%
Investment securities (1)	478,901	13,208	2.76%	473,425	13,494	2.85%
Securities available for sale	1,008,900	19,377	1.92%	1,029,249	20,323	1.97%
Federal Home Loan Bank stock	72,928	3,513	4.82%	73,162	3,075	4.20%
Net loans: (2)
Total mortgage loans	4,661,378	180,868	3.88%	4,372,622	176,714	4.04%
Total commercial loans	1,461,997	63,022	4.31%	1,254,849	55,347	4.41%
Total consumer loans	546,403	21,829	3.99%	587,876	22,770	3.87%
Total net loans	6,669,778	265,719	3.98%	6,215,347	254,831	4.10%
Total Interest Earning Assets	$8,306,221	$302,315	3.64%	$7,815,277	$291,781	3.73%

Non-Interest Earning Assets:
Cash and due from banks	99,441			82,091
Other assets	806,891			794,632
Total Assets	$9,212,553			$8,692,000

Interest-Bearing Liabilities:
Demand deposits	$3,305,269	$10,106	0.31%	$2,955,133	$8,045	0.27%
Savings deposits	1,047,061	1,709	0.16%	984,704	1,039	0.11%
Time deposits	725,802	5,132	0.71%	784,242	5,437	0.69%
Total Deposits	5,078,132	16,947	0.33%	4,724,079	14,521	0.31%
Borrowed funds	1,577,307	26,801	1.70%	1,603,974	27,380	1.71%
Total Interest Bearing Liabilities	$6,655,439	$43,748	0.66%	$6,328,053	$41,901	0.66%

Non-Interest Bearing Liabilities:
Non-interest bearing deposits	1,243,224			1,117,372
Other non-interest bearing liabilities	81,044			70,976
Total Non-interest Bearing Liabilities	1,324,268			1,188,348
Total Liabilities	7,979,707			7,516,401
Stockholders' equity	1,232,846			1,175,599
Total Liabilities and Stockholders' Equity	$9,212,553			$8,692,000

Net interest income		258,567			249,880

Net interest rate spread			2.98%			3.07%
Net interest-earning assets	$1,650,782			$1,487,224

Net interest margin (3)			3.11%			3.20%
Ratio of interest-earning assets to
total interest-bearing liabilities	1.25 x			1.24 x

(1) Average outstanding balance amounts shown are amortized cost.

(2) Average outstanding balance are net of the allowance for loan losses, deferred loan fees and expenses, loan premium and discounts and include non-accrual loans.

(3) Annualized net interest income divided by average interest-earning assets.

The following table summarizes the year-to-date net interest margin for the previous three years.

	Years Ended
	12/31/16	12/31/15	12/31/14
Interest-Earning Assets:
Securities	2.24%	2.31%	2.37%
Net loans	3.98%	4.10%	4.30%
Total interest-earning assets	3.64%	3.73%	3.86%

Interest-Bearing Liabilities:
Total deposits	0.33%	0.31%	0.33%
Total borrowings	1.70%	1.71%	1.88%
Total interest-bearing liabilities	0.66%	0.66%	0.68%

Interest rate spread	2.98%	3.07%	3.18%
Net interest margin	3.11%	3.20%	3.30%

Ratio of interest-earning assets to interest-bearing liabilities	1.25x	1.24x	1.22x